                                                                    Exhibit 99.2


                                 FIRST AMENDMENT

                                       TO

                   AGREEMENT TO PURCHASE AND SELL REAL ESTATE

THIS FIRST AMENDMENT TO AGREEMENT TO PURCHASE AND SELL REAL ESTATE (THIS "FIRST AMENDMENT") IS EXECUTED THIS 21 DAY OF AUGUST, 2001 AMONG TANDYCRAFTS, INC. AND TANDYCRAFTS MEXICO, S.A. DE C.V. (JOINTLY REFERRED TO AS THE "SELLERS") AND INTERNATIONAL WIRE GROUP, INC. (THE "BUYER"), IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES.

                                 R E C I T A L S

1. The parties hereto entered into that certain Agreement to Purchase and Sell Real Estate dated as of July 17, 2001 (the "AGREEMENT"; terms used herein but not defined herein have the meanings set forth in the Agreement).

2. The parties hereto desire to (i) amend the Agreement to extend the date for closing, and (ii) specify the allocation of the Consideration.

      NOW, THEREFORE, the parties execute this Agreement to be subject to the following:

                                     CLAUSES

      FIRST. CLAUSE FIRST. The second sentence of Clause First is hereby amended by replacing the date "AUGUST 15, 2001" with the date "AUGUST 21, 2001".

      SECOND. ALLOCATION OF PURCHASE PRICE. Pursuant to Clause Third of the Agreement, the parties agree to allocate the Consideration as follows:
US$740,000 shall be paid to Tandycrafts for the land and US$2,960,000 shall be paid to Tandycrafts Mexico for the buildings.

      THIRD. MISCELLANEOUS.

      (a) This First Amendment constitutes a limited amendment and shall not be construed as an amendment or waiver of any other condition, requirement or default under the Agreement now existing or hereafter occurring.

      (b) This First Amendment may be executed in any number of counterparts with the same effect as if each of the parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

            [The Remainder of this Page is Intentionally Left Blank]

Being duly aware of the legal scope, force and contents of this Agreement, both parties execute it as of July ___, 2001.

"SELLERS"                                         "BUYERS"
Tandycrafts, Inc.                                 International Wire Group, Inc.


-------------------------------                   ------------------------------
By:                                               By:


Tandycrafts Mexico, S.A. de C.V.


-------------------------------
By: